FY 2018 FIRST QUARTER EARNINGS

ADIENT

Adient's Q1 results impacted by headwinds in Seat Structures & Mechanisms (SS&M) business

January 29, 2018

- Q1 GAAP net income and EPS diluted of $(216)M and $(2.32), respectively; Q1 adjusted-EPS diluted of $1.06
- Q1 Adjusted-EBIT of $163M (margin of 3.9 %)
- Cash and cash equivalents of $390M at Dec. 31, 2017
- Gross debt and net debt totaled $3,501M and $3,111M, respectively, at Dec. 31, 2017
- FY2018 outlook revised to reflect SS&M headwinds and Q1 performance

"We believe we are taking the appropriate actions and moving with a sense of urgency to address and mitigate the headwinds impacting our SS&M business. Adient remains focused on executing our strategy"

R. Bruce McDonald,
Chairman and Chief Executive Officer

FY 2018 Q1 RESULTS OVERVIEW

	REVENUE	EBIT	NET INCOME attributable to Adient	EPS DILUTED
AS REPORTED	$4,204M	$102M	$(216)M	$(2.32)
vs. Q1 17	+4 %	-55 %	-252 %	-254 %
	ADJ. EBIT	ADJ. EBIT MARGIN	ADJ. NET INCOME attributable to Adient	ADJ. EPS DILUTED
AS ADJUSTED	$163M	3.9 %	$99M	$1.06
vs. Q1 17	-42 %	-310 bps	-48 %	-48 %

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP

RECENT HIGHLIGHTS

ADIENT Aerospace

Signed a joint venture agreement with Boeing to form Adient Aerospace (Adient has a majority ownership stake in the company at 50.01 %).


ADNT
LISTED
NYSE
ADIENT

Impact of U.S. tax reform is expected to be positive in the short-term (FY18); certain structural changes needed to offset negative influences beginning in FY19.



Showcased Adient's future mobility solutions that address trends driving change in mobility (autonomous vehicles, car-and ride-sharing) at the 2018 North American International Auto Show.


ADIENT

Unconsolidated seating revenue in Q1 2018 increased to $2.5B.

ADIENT • FISCAL FIRST QUARTER 2018 EARNINGS • 1

KEY OPERATING METRICS

	SALES					
	CONSOLIDATED	UNCONSOL. SEATING	UNCONSOL. INTERIORS	ADJ. EQUITY INCOME [a]	INTEREST EXPENSE	ADJ. EFFECTIVE TAX RATE [a]
Q1 18	**$4,204M**	**$2,469M**	**$2,194M**	**$109M**	**$33M**	**8.5%**
Q1 17	$4,026M	$2,218M	$2,106M	$99M	$35M	13.7 %
	Benefits of Futuris acquisition, China JV consolidation and FX more than offset negative impact of lower volume (primarily NA & Asia)	Year-over-year growth of 11 %; up 12 % excluding FX and JV consolidation	Year-over-year growth of 4 %; up 3 % excluding FX and low margin cockpit sales	Up 6 % excluding FX	In line with company expectations	Q1 18 adj. effective tax rate reflects lower y-o-y earnings, geographic composition of earnings and reduced U.S. tax rate

a/ - On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures refer to the appendix.

CASH FLOW & BALANCE SHEET

	Q1 18	Q1 17
OPERATING CASH FLOW	$(127)M	$(13)M
CAPITAL EXPENDITURES	$(143)M	$(207)M
CASH FROM FORMER PARENT [a]	-	$228M
ADJ. FREE CASH FLOW	$(270)M	$8M

	12/31/17	9/30/17
CASH & CASH EQUIVALENTS	$390M	$709M
TOTAL DEBT	$3,501M	$3,478M
NET DEBT	$3,111M	$2,769M
NET LEVERAGE	2.07x	1.73x

a/ - Represents cash payments from Johnson Controls International.
For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP

"As mitigation actions take hold and additional profit improvement plans are executed, we expect positive earnings momentum will build as the year progresses."

- Jeffrey Stafeil, Executive Vice President and Chief Financial Officer

FY 2018 OUTLOOK (INCLUDES THE IMPACT OF ADIENT AEROSPACE)

- Revenue of $17.0 to $17.2 billion
- Adjusted EBIT of $0.975 to $1.025 billion (includes equity income of ~$400 million)
- Adjusted EBITDA of $1.40 to $1.45 billion
- Interest expense of ~$135 million
- Tax rate between 8 % and 9 %
- Adjusted net income between $700 and $740 million
- Capital expenditures between $575 and $600 million
- Free cash flow ~$225 million

CONTACTS

MEDIA
GLEN PONCZAK
+1 414 220 8989
Glen.L.Ponczak@adient.com

INVESTORS
MARK OSWALD
+1 734 254 3372
Mark.A.Oswald@adient.com

ADIENT

Adient is a global leader in automotive seating. With 85,000 employees operating in 238 manufacturing/assembly plants in 34 countries worldwide, we produce and deliver automotive seating for all vehicle classes and all major OEMs. From complete seating systems to individual components, our expertise spans every step of the automotive seat-making process. Our integrated, in-house skills allow us to take our products from research and design all the way to engineering and manufacturing – and into more than 50 million vehicles every year. For more information on Adient, please visit adient.com

ADIENT • FISCAL FIRST QUARTER 2018 EARNINGS • 2

Cautionary Statement Regarding Forward-Looking Statements: Adient has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient’s future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient’s control, that could cause Adient’s actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the ability of Adient Aerospace to successfully implement its strategic initiatives or realize the expected benefits of the joint venture, the impact of tax reform legislation through the Tax Cuts and Jobs Act, the ability of Adient to meet debt service requirements, the ability and terms of financing, general economic and business conditions, the strength of the U.S. or other economies, automotive vehicle production levels, mix and schedules, energy and commodity prices, the availability of raw materials and component products, currency exchange rates, the ability of Adient to effectively integrate the Futuris business, and cancellation of or changes to commercial arrangements. A detailed discussion of risks related to Adient’s business is included in the section entitled “Risk Factors” in Adient’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017 filed with the SEC on November 22, 2017 (“FY17 Form 10-K”) and quarterly reports on Form 10-Q filed with the SEC, available at www.sec.gov. Potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document. In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient’s businesses. Such projections reflect various assumptions of Adient’s management concerning the future performance of Adient’s businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions or the projections based thereon. Use of Non-GAAP Financial Information: This document also contains non-GAAP financial information because Adient’s management believes it may assist investors in evaluating Adient’s on-going operations. Adient believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to Adient’s financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. A reconciliation of non-GAAP measures to their closest GAAP equivalent are included in the appendix. Reconciliations of non-GAAP measures related to FY2018 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations. ADIENT • FISCAL FIRST QUARTER 2018 EARNINGS • 3

Appendix Page 1 Adient plc Condensed Consolidated Statements of Income (Loss) (Unaudited) Three Months Ended December 31, (in millions, except per share data) 2017 2016* Net sales $ 4,204 $ 4,026 Cost of sales 4,002 3,676 Gross profit 202 350 Selling, general and administrative expenses 196 217 Equity income 96 94 Earnings before interest and income taxes 102 227 Net financing charges 33 35 Income before income taxes 69 192 Income tax provision 265 28 Net income (loss) (196) 164 Income attributable to noncontrolling interests 20 22 Net income (loss) attributable to Adient $ (216) $ 142 Diluted earnings per share $ (2.32) $ 1.51 Shares outstanding at period end 93.3 93.7 Diluted weighted average shares 93.2 93.9 * As disclosed at 2017 fiscal year end, prior period results have been revised to adjust equity income for inappropriately capitalized engineering costs at one of our non-consolidated joint ventures and to adjust net sales and cost of sales to present certain components of a contract on a net basis. See footnote 4 for more information on these revisions.

Appendix Page 2 Adient plc Condensed Consolidated Statements of Financial Position (Unaudited) (in millions) December 31, 2017 September 30, 2017 Assets Cash and cash equivalents $ 390 $ 709 Accounts receivable - net 2,074 2,224 Inventories 762 735 Other current assets 851 831 Current assets 4,077 4,499 Property, plant and equipment - net 2,546 2,502 Goodwill 2,545 2,515 Other intangible assets - net 533 543 Investments in partially-owned affiliates 1,924 1,793 Other noncurrent assets 1,018 1,318 Total assets $ 12,643 $ 13,170 Liabilities and Shareholders' Equity Short-term debt $ 40 $ 38 Accounts payable and accrued expenses 3,096 3,402 Other current liabilities 857 888 Current liabilities 3,993 4,328 Long-term debt 3,461 3,440 Other noncurrent liabilities 731 782 Redeemable noncontrolling interests 29 28 Shareholders' equity attributable to Adient 4,108 4,279 Noncontrolling interests 321 313 Total liabilities and shareholders' equity $ 12,643 $ 13,170

Appendix Page 3 Adient plc Condensed Consolidated Statements of Cash Flows (Unaudited) Three Months Ended December 31, (in millions) 2017 2016* Operating Activities Net income (loss) attributable to Adient $ (216) $ 142 Income attributable to noncontrolling interests 20 22 Net income (loss) (196) 164 Adjustments to reconcile net income (loss) to cash provided (used) by operating activities: Depreciation 96 83 Amortization of intangibles 12 5 Pension and postretirement benefit expense 1 1 Pension and postretirement contributions 13 (9) Equity in earnings of partially-owned affiliates, net of dividends received (90) (72) Deferred income taxes 260 9 Equity-based compensation 16 6 Other 2 — Changes in assets and liabilities: Receivables 170 181 Inventories (22) 1 Other assets (23) (17) Restructuring reserves (32) (42) Accounts payable and accrued liabilities (296) (323) Accrued income taxes (38) — Cash provided (used) by operating activities (127) (13) Investing Activities Capital expenditures (143) (207) Sale of property, plant and equipment 2 13 Changes in long-term investments (5) (6) Other — (3) Cash provided (used) by investing activities (146) (203) Financing Activities Net transfers from Parent prior to separation — 606 Cash transferred from former Parent post separation — 228 Increase in short-term debt 1 9 Cash dividends (26) — Dividends paid to noncontrolling interests (20) (12) Other (4) 2 Cash provided (used) by financing activities (49) 833 Effect of exchange rate changes on cash and cash equivalents 3 (13) Increase (decrease) in cash and cash equivalents $ (319) $ 604 * As disclosed at 2017 fiscal year end, prior period results have been revised to adjust equity income for inappropriately capitalized engineering costs at one of our non-consolidated joint ventures. See footnote 4 for more information on this revision.

Appendix
Page 4

Footnotes

1. Segment Results

Adient evaluates the performance of its reportable segments using an adjusted EBIT metric defined as income before income taxes and noncontrolling interests, excluding net financing charges, qualified restructuring and impairment costs, restructuring related-costs, incremental "Becoming Adient" costs, separation costs, net mark-to-market adjustments on pension and postretirement plans, transaction gains/losses, purchase accounting amortization and other non-recurring items ("Adjusted EBIT"). The reportable segments are consistent with how management views the markets served by Adient and reflect the financial information that is reviewed by its chief operating decision maker.

Adient has two reportable segments for financial reporting purposes: Seating and Interiors.

- The Seating segment produces seat metal structures and mechanisms, foam, trim, fabric and complete seat systems for automotive and other transportation applications.
- The Interiors segment, derived from its global automotive interiors joint ventures, produces instrument panels, floor consoles, door panels, overhead consoles, cockpit systems, decorative trim and other products.

Financial information relating to Adient's reportable segments is as follows:

	Three Months Ended December 31,	
(in millions)	**2017**	**2016**
Net Sales		
Seating	$ 4,204	$ 4,026
Total net sales	$ 4,204	$ 4,026

	Three Months Ended December 31,	
(in millions)	**2017**	**2016**
Adjusted EBIT		
Seating	$ 138	$ 253
Interiors	25	30
Becoming Adient costs (1)	(19)	(15)
Separation costs (2)	—	(10)
Purchase accounting amortization (3)	(17)	(10)
Restructuring related charges (4)	(11)	(8)
Other items (5)	(14)	(13)
Earnings before interest and income taxes	102	227
Net financing charges	(33)	(35)
Income before income taxes	$ 69	$ 192

Appendix Page 5 (1) Reflects incremental expenses associated with becoming an independent company. Includes non-cash costs of $6 million and $13 million in the three months ended December 31, 2017 and 2016, respectively. (2) Reflects expenses associated with and incurred prior to the separation from the former Parent. (3) Reflects amortization of intangible assets including those related to the YFAI joint venture recorded within equity income. (4) Reflects restructuring related charges for costs that are directly attributable to restructuring activities, but do not meet the definition of restructuring under ASC 420. (5) First quarter 2018 reflects $6 million of integration costs associated with the acquisition of Futuris and $8 million related to the impact of the U.S. tax reform legislation at YFAI. First quarter 2017 reflects primarily the $12 million of initial funding of the Adient foundation. 2. Earnings Per Share The following table reconciles the numerators and denominators used to calculate basic and diluted earnings per share: Three Months Ended December 31 (in millions) 2017 2016 Income available to shareholders Net income (loss) attributable to Adient $ (216) $ 142 Basic and diluted income available to shareholders $ (216) $ 142 Weighted average shares outstanding Basic weighted average shares outstanding 93.2 93.7 Effect of dilutive securities: Stock options, unvested restricted stock and unvested performance share awards — 0.2 Diluted weighted average shares outstanding 93.2 93.9

Appendix Page 6 3. Non-GAAP Measures Adjusted EBIT, Adjusted EBIT margin, Adjusted net income attributable to Adient, Adjusted effective tax rate, Adjusted earnings per share, Adjusted equity income, Adjusted free cash flow, Net debt and Net leverage as well as other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes these non-GAAP measures may assist investors and other interested parties in evaluating Adient's on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented below. Reconciliations of non-GAAP measures related to FY 2018 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations. • Adjusted EBIT is defined as income before income taxes and noncontrolling interests excluding net financing charges, restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, expenses associated with becoming an independent company, other significant non-recurring items, and net mark-to-market adjustments on pension and postretirement plans. General corporate and other overhead expenses are allocated to business segments in determining Adjusted EBIT. Adjusted EBIT margin is Adjusted EBIT as a percentage of net sales. • Adjusted net income attributable to Adient is defined as net income attributable to Adient excluding restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, Becoming Adient/separation costs, other significant non-recurring items, net mark-to-market adjustments on pension and postretirement plans, and the tax impact of these items and other discrete taxes charges/benefits. • Adjusted effective tax rate is defined as adjusted income tax provision as a percentage of adjusted income before income taxes. • Adjusted earnings per share is defined as Adjusted net income attributable to Adient divided by diluted weighted average shares. • Adjusted equity income is defined as equity income excluding amortization of Adient's intangible assets related to its non-consolidated joint ventures and other unusual items impacting equity income. • Adjusted free cash flow is defined as cash from operating activities plus payments from our former Parent (related to reimbursements for cash management actions and capital expenditures), less capital expenditures. • Net debt is calculated as gross debt less cash and cash equivalents. • Net leverage is calculated as net debt divided by the last twelve months of adjusted EBITDA. Summarized Income Statement Information Three Months Ended December 31, 2017 2016 (in millions, except per share data) As reported As adjusted As reported As adjusted Net sales $ 4,204 $ 4,204 $ 4,026 $ 4,026 Equity income 96 109 94 99 Earnings before interest and income taxes 102 163 227 283 Net financing charges 33 33 35 35 Income before income taxes 69 130 192 248 Income tax provision 265 11 28 34 Net income (loss) attributable to Adient (216) 99 142 192 Diluted earnings per share (2.32) 1.06 1.51 2.04

Appendix Page 7 The following table reconciles equity income as reported to adjusted equity income: Three Months Ended December 31, (in millions) 2017 2016 Equity income as reported $ 96 $ 94 Purchase accounting amortization (3) 5 5 US tax reform legislation at YFAI (7) 8 — Adjusted equity income $ 109 $ 99 The following table reconciles net income attributable to Adient to adjusted EBIT: Three Months Ended December 31, (in millions) 2017 2016 Net income (loss) attributable to Adient $ (216) $ 142 Income attributable to noncontrolling interests 20 22 Income tax provision 265 28 Financing charges 33 35 Earnings before interest and income taxes 102 227 Becoming Adient (1) 19 15 Separation costs (1) — 10 Purchase accounting amortization (3) 17 10 Restructuring related charges (4) 11 8 Other items (7) 14 13 Adjusted EBIT $ 163 $ 283 Net sales $ 4,204 $ 4,026 Adjusted EBIT $ 163 $ 283 Adjusted EBIT margin 3.9% 7.0% Adjusted EBIT by segment: Seating $ 138 $ 253 Interiors 25 30 $ 163 $ 283

Appendix
Page 8

The following table reconciles income before income taxes to adjusted income before income taxes and presents the related effective tax rate and adjusted effective tax rate:

	Three Months Ended December 31,					
	2017			2016		
(in millions, except effective tax rate)	Income before income taxes	Tax impact	Effective tax rate	Income before income taxes	Tax impact	Effective tax rate
As reported	$ 69	$ 265	*	$ 192	$ 28	14.6%
Adjustments [8]	61	(254)	*	56	6	10.7%
As adjusted	$ 130	$ 11	8.5%	$ 248	$ 34	13.7%

* Measure not meaningful.

The following table reconciles net income attributable to Adient to adjusted net income attributable to Adient and adjusted net income attributable to Adient:

	Three Months Ended December 31,	
(in millions)	2017	2016
Net income (loss) attributable to Adient	$ (216)	$ 142
Becoming Adient [1]	19	15
Separation costs [1]	—	10
Purchase accounting amortization [3]	17	10
Restructuring related charges [4]	11	8
Other items [7]	14	13
Tax impact of above adjustments and other tax items [8]	254	(6)
Adjusted net income attributable to Adient	$ 99	$ 192

The following table reconciles diluted earnings per share as reported to adjusted diluted earnings per share:

	Three Months Ended December 31,	
	2017	2016
Diluted earnings per share as reported	$ (2.32)	$ 1.51
Becoming Adient [1]	0.20	0.16
Separation costs [1]	—	0.10
Purchase accounting amortization [3]	0.19	0.10
Restructuring related charges [4]	0.12	0.09
Other items [7]	0.15	0.14
Tax impact of above adjustments and other tax items [8]	2.72	(0.06)
Adjusted diluted earnings per share	$ 1.06	$ 2.04

Appendix Page 9 The following table reconciles net income attributable to Adient to adjusted EBITDA: Three Months Ended Twelve Months Ended December 31, December 31, December 31, September 30, (in millions) 2017 2016 2017 2017 Net income (loss) attributable to Adient $ (216) $ 142 $ 519 $ 877 Income attributable to noncontrolling interests 20 22 83 85 Income tax provision 265 28 336 99 Net financing charges 33 35 130 132 Becoming Adient (1) 19 15 99 95 Separation costs (1) — 10 — 10 Restructuring and impairment costs (2) — — 46 46 Purchase accounting amortization (3) 17 10 50 43 Restructuring related charges (4) 11 8 40 37 Pension mark-to-market (5) — — (45) (45) Gain on previously held interest (6) — — (151) (151) Other items (7) 14 13 17 16 Stock based compensation (9) 10 4 35 29 Depreciation (10) 94 83 343 332 Adjusted EBITDA $ 267 $ 370 $ 1,502 $ 1,605 The following table presents net debt and net leverage ratio calculations: (in millions, except net leverage) December 31, 2017 September 30, 2017 Cash $ 390 $ 709 Total debt 3,501 3,478 Net debt $ 3,111 $ 2,769 Adjusted EBITDA (last twelve months) $ 1,502 $ 1,605 Net leverage: 2.07 x 1.73 x The following table reconciles cash from operating activities to adjusted free cash flow: Three Months Ended December 31, (in millions) 2017 2016 Operating cash flow $ (127) $ (13) Capital expenditures (143) (207) Cash from former Parent — 228 Adjusted free cash flow $ (270) $ 8

Appendix Page 10 The following table reconciles adjusted EBITDA to free cash flow: Three Months Ended December 31, (in millions) 2017 Adjusted EBITDA $ 267 (-) Interest expense (33) (-) Taxes (43) (-) Restructuring (cash) (41) (+/-) Change in trade working capital (55) (+/-) Net equity in earnings (103) (+/-) Other (119) Operating cash flow $ (127) Capital expenditures (143) Adjusted free cash flow $ (270) (1) Becoming Adient costs reflect incremental expenses associated with becoming an independent company. Separation costs reflect expenses associated with, and incurred prior to, the separation from the former Parent. Of the $19 million of Becoming Adient costs in the three months ended December 31, 2017, $13 million is included within cost of sales and $6 million is included within selling, general and administrative expenses. Of the $15 million of Becoming Adient costs in the three months ended December 31, 2016, $9 million is included within cost of sales and $6 million is included within selling, general and administrative expenses. The $10 million of separation costs in the three months ended December 31, 2016 is included within selling, general and administrative expenses. Of the $95 million of Becoming Adient costs in the twelve months ended September 30, 2017, $55 million is included within cost of sales and 40 million is included within selling, general and administrative expenses. (2) Reflects qualified restructuring charges for costs that are directly attributable to restructuring activities and meet the definition of restructuring under ASC 420. (3) Reflects amortization of intangible assets including those related to the YFAI joint venture recorded within equity income. Of the $17 million in the three months ended December 31, 2017, $12 million is included within selling, general and administrative expenses and $5 million is included within equity income. Of the $10 million in the three months ended December 31, 2016, $5 million is included within selling, general and administrative expenses and $5 million is included within equity income. Of the $43 million in the twelve months ended September 31, 2017, $20 million is included within selling, general and administrative expenses, $1 million is included in cost of sales and $22 million is included within equity income. (4) Reflects non-qualified restructuring charges for costs that are directly attributable to restructuring activities, but do not meet the definition of restructuring under ASC 420. The $11 million in the three months ended December 31, 2017 is included within cost of sales. Of the $8 million in the three months ended December 31, 2016, $6 million is included within cost of sales and $2 million is included within selling, general and administrative expenses. Of the $37 million in the twelve months ended September 30, 2017, $34 million is included within cost of sales, $2 million is included within selling, general and administrative expenses and $1 million is included within equity income. (5) Reflects net mark-to-market adjustments on pension and postretirement plans. Of the $45 million gain in fiscal 2017, $4 million is included within cost of sales and $41 million is included within selling, general and administrative expenses. (6) In 2017, an amendment to the rights agreement with a Seating affiliate in China was finalized, giving Adient control of the previously non-consolidated JV. Adient began consolidating the affiliate in July 2017 and was required to apply purchase accounting, including recognizing a gain on our previously held interest, which has been recorded in equity income.

Appendix Page 11 (7) The three months ended December 31, 2017 reflects $6 million of integration costs associated with the acquisition of Futuris. Of these costs, $5 million in included within cost of sales and $1 million is included within selling, general and administrative expenses. Also included in the three months ended December 31, 2017 is $8 million related to the impact of the U.S. tax reform legislation at YFAI. These costs are included within equity income. The three months ended December 31, 2016 primarily consists of $12 million of initial funding of the Adient foundation which is included within selling, general and administrative expenses. In addition to the $12 million of initial funding of the Adient foundation, the twelve months ended September 30, 2017 also includes $3 million of transaction costs primarily associated with the acquisition of Futuris which is included within selling, general and administrative expenses. (8) In the three months ended December 31, 2017, the other tax items consist primarily of the impacts of jurisdictional tax rate changes. (9) Stock based compensation excludes $6 million and $2 million for the three months ended December 31, 2017 and 2016, respectively, which is included in Becoming Adient costs discussed above. (10) Depreciation excludes $2 million for the three months ended December 31, 2017, which is included in restructuring related charges discussed above.

Appendix Page 12 4. Revisions to Previously Reported Amounts As disclosed at 2017 fiscal year end, Adient revised previously reported results to adjust equity income from a non-consolidated joint venture related to engineering costs that were inappropriately capitalized. Adient also revised previously reported net sales and cost of sales to present certain components of a contract on a net basis. The following tables disclose the quarterly impact for the three months ended December 31, 2016 of such previously disclosed revisions. Adient assessed the materiality of these misstatements on prior periods’ financial statements in accordance with SEC Staff Accounting Bulletin ("SAB") No. 99, Materiality, codified in ASC 250 ("ASC 250"), Presentation of Financial Statements, and concluded that these misstatements were not material to any prior annual or interim periods. Accordingly, in accordance with ASC 250 (SAB No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements), the consolidated financial statements as of and for the three months ended December 31, 2016, which are presented herein, have been revised. The following table illustrates the effect of these revisions on impacted line items in Adient's consolidated financial statements. Consolidated Statements of Income (Loss) Three Months Ended December 31, 2016 (in millions, except per share data) As Reported Adjustment As Revised Net sales $ 4,038 $ (12) $ 4,026 Cost of sales 3,688 (12) 3,676 Equity income 101 (7) 94 Earnings before interest and income taxes 234 (7) 227 Income before income taxes 199 (7) 192 Net income (loss) 171 (7) 164 Net income (loss) attributable to Adient 149 (7) 142 Earnings per share: Diluted $ 1.59 $ (0.08) $ 1.51 Consolidated Statements of Cash Flows Three Months Ended December 31, 2016 (in millions) As Reported Adjustment As Revised Operating Activities Net income (loss) $ 171 $ (7) $ 164 Equity in earnings of partially-owned affiliates, net of dividends received (79) 7 (72)